                                                                Exhibit 10.2

Digital Express Group Inc., a Maryland corporation, with offices at 6800 Virginia Manor Road, Beltsville, Maryland 20705, hereinafter referred to as "DIGEX", and LCI International Telecom Corp. with offices at 8180 Greensboro Drive, Suite 800 McLean, Virginia 22102 hereinafter referred to as "LCI", agree that the following terms and conditions shall govern the sale and discounting of Products as herein defined.

1.         Definitions.
           -----------

1.1        Parties, Party.  "Parties" means DIGEX and LCI, collectively.
           --------------
           "Party" means either DIGEX or LCI.

1.2        Agreement.  "Agreement" means this authorized LCI Agreement.
           ---------

1.3        Territory.  "Territory" is designated as Continental United States.
           ---------

1.4        Service(s).  The term "Service" or "Services" as used herein shall
           ----------
           mean one or more of the items listed on EXHIBIT "1" hereto, as changed from time to time in accordance with the provisions of this Agreement.

1.5        Ramp Period.  The term "Ramp Period" refers to the period beginning
           -----------
           on the Effective Date of the Agreement and ending      *
           after the Effective Date of the Term.

1.6        Total Network Availability.  The term "Total Network Availability" is
           --------------------------
           defined as the cumulative time the "Network Backbone" (as defined below) is available to process internet usage as measured by the HP Open View software package (as defined in EXHIBIT "1")

1.7        Network Backbone.  The term "Network Backbone" is defined as any
           ----------------
           network interconnection that exists between a DIGEX Internet gateway interconnection or Network Access Point ("NAP") and any DIGEX interconnection device(s).

2.         Appointment and Territory.
           -------------------------

2.1        Authorization.  DIGEX hereby authorizes LCI to purchase wholesale
           -------------
           nationwide Internet access and market, distribute and solicit orders for Services to LCI Customers (defined as customers of LCI utilizing DIGEX internet access services on a non-exclusive basis) subject to the terms and conditions of this Agreement.

2.2 Public Release of Information. No news releases, articles, brochures, advertisements, speeches or other informational releases concerning this Agreement, the terms contained herein, or the relationship of the Parties shall be made without written approval of LCI. DIGEX agrees to give LCI reasonable advance time for review of any material submitted to LCI for approval.

2.3        Non-Assignability.  The Parties' rights under this Agreement are
           -----------------
           non-transferable, and may not be assigned or sub-licensed without the prior written authorization of the other party, provided, however should a party be subject to a Change in Control (as defined below) during the term of the Agreement, either party may terminate the agreement, without penalty. For purposes of this provision, a "Change in Control" will be considered to have occurred on the date of the acquisition (whether by purchase, merger, consolidation or otherwise) by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), of more than fifty percent (50%) of the then outstanding voting securities of a party (or the surviving corporation in the event of a merger or consolidation involving such party) entitled to vote generally in the election of the board of directors.

2.4        No Authority to Make Agreements.  Except as expressly permitted
           -------------------------------
           herein, neither Party shall have the authority to make any agreement or incur any liability on behalf of the other party.

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*Confidential treatment
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                                      -1-
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2.5        Reserved Rights.  DIGEX reserves the right to market the Services in
           ---------------
           any manner and without limitation both within and outside of the Territory.

3.         Effective Date and Term.
           -----------------------

3.1        Effective Date.  This Agreement shall be effective, after execution
           --------------
           by both Parties, on the commencement date specified herein.

3.2        Term.  The initial term of this Agreement shall be for forty-two (42)
           ----
           months from the commencement date specified herein.

3.3        Renewal.  LCI has option, exercisable in its sole discretion, to
           -------
           extend the term of this Agreement for up to two (2), one (1) year periods by giving DIGEX written notice of its election to extend the Agreement at least thirty (30) days before the expiration date. Any renewal terms will not be subject to the Commitment (as provided below).

4.         Port Acquisition and Revenue.
           ----------------------------

4.1        Annual Reconciliation.  DIGEX shall deliver to LCI a reconciliation
           ---------------------
           at every twelve (12) month anniversary of the Term setting forth:
           a) LCI's "Port Acquisition and Revenue Rates" from the Commencement Date, or as appropriate, the previous Anniversary Date, to the most recent Anniversary date and; b) the applicable rates set forth in
           EXHIBIT 2 for that period. For purposes of this Agreement, "Port Acquisition and Revenue Rates" are, as of any date, the total number of Ports billed to LCI (at the rates set forth in EXHIBIT "1") as of such date for service initiated from or directed to a LCI Customer activated by DIGEX at the request of LCI and any other payments made by LCI in DIGEX under the Agreement.

5.         Commitment
           ----------

5.1        Total Commitment.  LCI hereby commits to purchase from DIGEX Five
           ----------------
           Million ($5,000,000) dollars of Services at the Port Acquisition and Revenue Rates (defined above) less any Service Credits (as defined in EXHIBIT "1") received by LCI from DIGEX for failure to meet Performance Specifications or any other credits or offsets given to LCI over a forty two (42) month period (the "Commitment"), irrespective of whether LCI uses or resells all of the commitment during the Term.

5.2 LCI's satisfaction of the Commitment will vary depending on the Term remaining as follows:

           a. Inclusive of the Ramp Period, LCI shall use not less than ten (10%) percent of the Commitment of Services during
                           * of the Agreement ("First Commitment Level"). If LCI does not meet the First Commitment Level by the
               end of           *        , LCI shall pay to DIGEX an amount
               equal to the difference between              *               to
               LCI for usage of the Services and an underutilization amount equal to the * (the "Initial Shortfall"). LCI will be permitted to pay any Initial Shortfall in * equal installments over * of the Agreement.

           b.  During                   *                     , LCI shall use
               not less than thirty (30%) percent of the Commitment of Services described in the Agreement ("Second Commitment Level"). If LCI does not meet the Second Commitment Level by the end of
                   *      , LCI shall pay to DIGEX amount equal to the
               difference between             *                to LCI for usage
               of the services and an underutilization amount equal to      *
                       (the "Second Shortfall"). LCI will be permitted to pay
               any Second shortfall in          *      equal installments over
                           *        of the Agreement.


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                                      -2-

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        c. Finally, during                    *                     , LCI shall
           use not less than sixty (60%) percent of the Commitment for Services described in the Agreement ("Final Commitment Level"). If LCI does
           not meet the Final Commitment Level by the end of         *
             * , LCI shall pay to DIGEX amount equal to the difference between
           the            *             to LCI for usage of the Services and an
           underutilization amount equal to            *
           (the "Final Shortfall"). LCI shall pay the Final Shortfall within thirty (30) days of the termination of the Agreement.

6.      Responsibilities of LCI.
        -----------------------

6.1 LCI agrees to provide to DIGEX, on a monthly basis, a rolling three month sales forecast by Site ("Site" is defined as any city that DIGEX interconnects its Network Backbone to a LCI's Point of Presence ("POP")). This plan will initially be submitted by LCI to DIGEX for review and approval in conjunction with the signing of the Agreement; subsequently the forecast is due the first Monday of every month during the Term of this Agreement for review and incorporation into the DIGEX's network operations and planning, Point of Presence ("POP") build-out, and revenue forecasts.

6.2 LCI shall not use in its marketing effort any materials or make any warranties or representations to LCI Customers regarding the Services or DIGEX that are misleading or inaccurate, or otherwise not in accordance with DIGEX's specifications, unless approved in advance in writing by DIGEX.

6.3 LCI will coordinate, register, and maintain all domain name services for LCI Customers.

6.4 LCI will act as a single point of contact for its customers and will be responsible for all initial trouble-shooting, marketing, sales and billing issues.

7.      Responsibilities of DIGEX.
        -------------------------

        DIGEX's responsibilities under this Agreement shall, in addition to any others contained herein, be as follows:

7.1     Provision of Service.  DIGEX will provide the Service for use throughout
        --------------------
        the United States and other areas within the coverage of DIGEX's network. The Service will be available following the successful placement into revenue service of a POP, completion, integration, and testing of the POP, and receipt by DIGEX of all necessary regulatory approvals, permits, licenses and certifications for the POP.

7.2     Port Access Records.  DIGEX will provide LCI on a monthly basis with the
        -------------------
        Port Access Records of LCI Customers in reasonable detail sufficient to enable LCI to bill its customers, but in no greater detail than DIGEX generates for its own billing and record keeping purposes. DIGEX will provide the Port Access Records to LCI on media and in a format agreed upon by the Parties; provided, however, DIGEX reserves the right to charge LCI for providing the Port Access Records as described in this paragraph 7.2, based on DIGEX's costs of preparation and delivery, including but not limited to any hardware/software modifications required to be made to DIGEX's systems in the event that LCI requests that the Port Access Records be tailored to a more detailed format. DIGEX will advise LCI and obtain LCI approval in writing of any such costs prior to the generation of a new formatted report.

7.3     Deactivation of Internet Services. DIGEX shall, upon receipt of written
        ---------------------------------
        notice from LCI requesting deactivation of Internet Services, promptly arrange for such deactivation, but LCI shall be liable for all charges for port fees for LCI, activated at LCI's request, until the end of the business day immediately following the date on which DIGEX receives notice from LCI to deactivate such Services.

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*Confidential treatment
 Material omitted and filed separately with the Commission.

7.4       DIGEX will provide to LCI upon LCI's request product training and
          technical assistance to LCI as required at a fee of        *
                           per day for training and expenses, and the Parties will each pay fifty percent (50%) of the expense incurred for the production of a training video. DIGEX will provide, at a reasonable price, the necessary marketing and technical materials required to effectively market the DIGEX Service offerings.

7.5 DIGEX will provide the Service to LCI Customers comparable to or better than the services provided to other DIGEX customers.

7.6 DIGEX will provide, install and own the Internet node configuration, hardware and software including, but not limited to, nodal routers and news servers.

7.7 DIGEX will assign to LCI any rights that it receives as the result of its application to the interNIC for blocks of registered addresses allocated to LCI customer (the "CIDR Blocks"). Further, the Parties will jointly coordinate the assignment of internet protocol addresses from such CIDR BLocks to LCI Customers.

7.8 DIGEX will purchase network interconnection from LCI at or below such rates offered by LCI competitors (defined as "Competitive Rates") for similar volume, term, traffic, distribution, and access/termination type commitments. LCI will have the right, but not the legal obligation, to offer such Competitive Rates to DIGEX. If LCI cannot or will not match the Competitive Rates, DIGEX will have the right to accept the Competitive Rates. ("Competitive Rates" are defined as those rates provided and offered in writing by MCI, Spring, AT & T, and Worldcom for similar volume, term, traffic, distribution, and access/termination type commitments.)

7.9 DIGEX will be responsible for and shall pay the costs associated with carrying the access of Services, including the DS3 backhaul costs, for the following:

          a. The DIGEX POP to the internet Network Access Point ("NAP"); and

          b. The LCI POP to the DIGEX POP for the following cities: Los Angeles, Chicago, New York, Washington D.C., and Atlanta.

7.10 DIGEX agrees to schedule any downtime maintenance at times which will minimize LCI Customer interruption. DIGEX will notify LCI of its downtime maintenance schedule, and upon reasonable request from LCI, DIGEX will re-schedule such maintenance at the convenience of LCI.

7.11      Performance Specifications.  DIGEX agrees to meet the "Performance
          --------------------------
          Specifications" (as set forth in EXHIBIT "1") including but not limited to the Tier 2 customers service obligations.

7.12 DIGEX shall not be responsible for the performance, maintenance, or ongoing support of customer premises equipment.

8.        Service Integration.
          -------------------
8.1 Testing and implementation: The Parties shall within 30 days after the date of this Agreement, enter into a plan for testing and implementation of the Service with LCI ("Implementation Plan"). The Implementation Plan shall address, at a minimum, the following:

          a. The schedule for implementation of individual Services provided by DIGEX, e.g. Leased Line, Frame Relay, SMDS, FNS, Servers, and Software products.

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                                      -4-

         b. Testing of the Service, both as to geographic coverage, transmission quality and integration of the Service with LCI's other products, services and facilities;

         c.  HOW customer service will be provided to LCI and LCI Customers;

         d. Installation and maintenance of equipment, including procedures for commissioning;

         e. Procedures for billing and provision of services, subject to the provisions of this Agreement;

         f. Plans and procedures for addressing the failure, if any, of the Services to meet acceptable quality standards; and

         g. Such other procedures, policies, and matters as the Parties may agree upon in writing.

8.2 Subject to terms and conditions of the Agreement, including such charges as may be agreed upon by the Parties, the Implementation Plan may include provisions for LCI to utilize customer service, billing service and the installation and maintenance contractors retained by DIGEX for DIGEX'S own customers. Use of such support personnel and systems by LCI, may also be developed with specific terms, conditions and charges.

9.       Fraud prevention.
         ------------------

9.1 The Services are provided subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use include, but are not limited to, the following:

         a. Obtaining, interrupting, accessing, altering, or destroying, or attempting to obtain, interrupt, access, alter, or destroy, any files, programs, information and/or use of the Services of or by another DIGEX customer or user by rearranging, tampering with, or making connection to any facilities of DIGEX by any trick, scheme, false representation, or through any other fraudulent means or devices; or

         b. Assisting another to perform any of the acts prohibited in subparagraph a of this section 9.1.

9.2 LCI and DIGEX shall cooperate to prevent abuse or fraudulent usage of the Services, and LCI shall promptly terminate any LCI Customers, or participation in or access to the Services by its vendors after receipt of notice from DIGEX.

10.      Rates.
         -----

10.1 Rates and charges for the Services shall be as set forth in EXHIBIT "2", which is attached to and made a part of this Agreement.

10.2     Most Favored Nations Clause: DIGEX will assure LCI of the status of a
         ---------------------------
         "Most Favored Customer" (as defined below) for existing Services and new services maintained or ordered during the Term of the Agreement. "Most Favored Customer" is defined as the understanding between the Parties that the prices, contractual and business benefits offered by DIGEX to LCI shall be comparable to or better than the prices, business and contractual benefits provided to other DIGEX customers, having similar or less volume commitments (including resellers) and purchasing similar Services. In the event that DIGEX shall fail in this regard as determined by (the "Audit") set forth in section 10.3 below, DIGEX shall credit LCI the required difference for the period of time LCI did not receive Most Favored Customer status and provide LCI the pricing, contractual, and business benefits not received.

10.3     The Audit. Not more than once annually, and upon not less than fifteen
         ---------
         (15) days written notice to the other party, LCI shall have the right to engage a certified public accounting firm or such other assistance, other than the assistance of a direct competitor of DIGEX, as it deems desirable to conduct an audit of all books and records of DIGEX directly related to the status of LCI as a Most Favored Customer hereunder. LCI may cause any person or firm retained for this purpose to execute a non-disclosure agreement in favor of DIGEX. Such audit shall be conducted during regular business hours at the offices of the audited Party where such books and records are regularly maintained and shall be paid for by LCI.

10.4                      *                 : For LCI's purchase of Services
       -------------------------------------
       equal to or greater than the Commitment. DIGEX agrees to provide to LCI
       at all times at least a           *            for Services to LCI below
       what DIGEX provides to its own retail customers. Further, DIGEX agrees to provide pricing to LCI such that the LCI prices will always remain at
       least                    *                      below the       *
             of standalone Internet Leased Line Services for long distances carriers including (MCI, AT&T, Sprint and WorldCom); Regional Bell Operating Companies; and Tier 1 Internet services providers including UUNET, PSINet, Netcom and BBN Planet.

10.5 The rates shown in EXHIBIT "1" are based on the Commitment. In addition, if LCI exceeds the Commitment, LCI shall pay the applicable Rates set forth in EXHIBIT "1" depending on the level of LCI's purchase of Services above the Commitment ("Revenue Threshold"). For example, if LCI purchases
                          *                            Dollars of Services from
       DIGEX, LCI shall receive the Rates for the              *
                           Revenue Threshold level but less than or equal to
             * Dollar level. Upon LCI exceeding the Commitment, DIGEX shall re-adjust LCI's Rates within thirty (30) days. The revised Rates shall be effective the earlier of the remainder of the then-current Term of this Agreement or until LCI reaches the next Revenue Threshold as provided in EXHIBIT "2".

11     Billing of charges.
       ------------------

       LCI shall pay all charges for access to and use of the Services as set forth in this SECTION 11.

11.1   Monthly billing. Port and Installation charges will be billed in arrears
       ---------------
       in the month following the month in which they are incurred. For purposes of computing partial month charges for Port charges, each day is considered to be 1/30 (one-thirtieth) of a month. A first invoice may contain charges from a previous billing period for service provided from the date of installation through the current invoice period.

12.    Taxes.
       -----

       All rates set forth in this Agreement are exclusive of Applicable Taxes. For purposes of this Agreement, "Applicable Taxes" are taxes, assessments, surcharges, levies, or similar items assessed by a governmental body. LCI is liable for, and shall indemnify DIGEX from and against, all Applicable Taxes which may be passed directly through to LCI or LCI Customers, and all Applicable Taxes properly chargeable to LCI or LCI Customers with respect to DIGEX's provision of Service to LCI or relating to LCI's use, resale, or lease of the Service to LCI Customers or others, and/or any penalty and interest theron if assessed by the applicable governmental body. DIGEX will invoice LCI for such penalties and interest, and LCI shall pay such invoices in accordance with the provisions of SECTION 13 of this Agreement.

13.    Terms of payment.
       ----------------

13.1   Payment due date. LCI shall pay to DIGEX all invoiced charges, including
       ----------------
       Applicable Taxes and any penalties and interest thereon, whether or not such charges have been paid to LCI by LCI Customers, within thirty (30) days of the date of invoice, without deduction or setoff. Payments received will be applied to the earliest outstanding amounts due under this Agreement.

13.2   Disputed amounts. LCI shall notify DIGEX in writing within sixty (60)
       ----------------
       days after the date of invoice of any dispute or disagreement with invoiced charges. All disputed amounts resolved in LCI's favor will be credited against amounts owing on subsequent invoices.

14.    Record keeping and Audit.
       ------------------------

14.1   Maintenance of records. As required by law, each party shall, directly or
       ----------------------
       through a third party service bureau, create and maintain full, complete and accurate records of business conducted pursuant to this
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                                      -6-

          Agreement, including but not limited to data relating to customer activations, deposits, port charges, invoices, payments, and Service credits

15.       Service credits.
          ---------------

15.1 In the event of a service outage (as defined in EXHIBIT "1"), DIGEX will grant to LCI service credit(s) (as set forth in EXHIBIT "1").

16.       Termination by DIGEX.
          --------------------

          DIGEX may suspend or terminate the provision of the Service hereunder to LCI and/or terminate this Agreement without any liability to LCI or any third party in the event of a default by LCI. LCI shall be deemed to be in default under any of the following circumstances:

16.1 LCI fails to pay all charges hereunder, including, without limitation, all charges based on the Port Acquisition and Revenue Rates, within sixty (60) days after receipt of notice from DIGEX that the same are overdue; and

16.2 LCI fails, upon written notice from DIGEX, to terminate, as required under SECTION 16 of this Agreement, a customer or vendor that has made fraudulent use of or access to the Service or any other DIGEX facility; provided, however, such termination shall not violate any laws, statutes and regulations.

17.       Termination by LCI of the Agreement With or Without Cause.
          ---------------------------------------------------------

17.1      Without Cause: LCI may terminate this Agreement at LCI's convenience
          -------------
          provided LCI pays to DIGEX within thirty (30) days of termination the following Early Termination Penalty:

          a. If LCI terminates in the             *              of the
             Agreement, LCI agrees to pay an amount equal to       *
             of the Commitment less any amounts already paid by LCI to DIGEX under this Agreement;

          b. IF LCI terminates in                    *                     of
             the Agreement, LCI agrees to pay an amount equal to      *
                * of the Commitment less any amounts already paid by LCI to DIGEX under this Agreement; or,

          c. If LCI terminates in                 *                   of the
             Agreement, LCI agrees to pay an amount equal to         *
             of the Commitment less any amounts already paid by LCI to DIGEX under this Agreement.

17.2      With Cause: In addition to LCI's right to terminate for DIGEX's
          ----------
          breach of the terms and conditions of this Agreement including EXHIBIT 1, LCI may also terminate this Agreement, as expressly provided in
          EXHIBIT 1, without penalty or liability to DIGEX or any third party, if the following occurs: a) DIGEX breaches the Service Performance Guarantees in Section III of EXHIBIT 1 or b) DIGEX provides any information to, or makes any representations or warranties to, LCI in connection with the Service, or otherwise in connection with any information required to be provided by it hereunder, which proves to have been false or misleading in any material respect as of the date provided or made.

18.       Termination by either party.
          ---------------------------

          Either DIGEX or LCI (the "Terminating Party") may terminate this Agreement and the use of the Services hereunder if the other party (the "Defaulting Party") is in default of the provisions of this Agreement including but not limited to the following:

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

18.1 Either party makes an unauthorized assignment of its rights, duties and/or obligations under this Agreement;

18.2    The Defaulting Party dissolves or liquidates;

18.3 The Defaulting Party becomes the subject of voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceedings, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they mature, or a receiver is appointed for any of its assets or properties, and the same is not dismissed, vacated, or stayed within thirty (30) days, or the party seeking to terminate has reason to believe that the commencement of any such proceeding or assignment for the benefit of creditors is imminent; or

18.4 Termination under this SECTION 18 shall be effective immediately upon receipt by the Defaulting Party of written notice of default, or at the end of such period as the Terminating Party may grant for the cure of the default; and the non-defaulting Party may pursue any remedies available to it in law or equity. If LCI terminates DIGEX under this Section, LCI will not have any financial obligations to DIGEX, including the payment of the Commitment.

19.     Termination Rights.
        ------------------

19.1 Upon any termination of the Service, DIGEX promptly shall refund or return to LCI, as appropriate, any payments and/or all deposits, letters of credit and other forms of security provided by LCI, less only such amounts as are due for use of the Service before termination and such other amounts as DIGEX reasonably shall determine are due and owing, or will become due and owing, from LCI. DIGEX shall pay LCI simple interest on the amount of any cash deposit so refunded from the date of its deposit with DIGEX to the date refunded at a per annum rate equal to the prime lending rate published in the "Money Rates" column of The Wall
                                                                    --------
        Street Journal as of the date of the termination of the Service.
        --------------

19.2 Upon termination of this Agreement, DIGEX shall, at its expense, promptly return to LCI, including but not limited to, all copies of LCI Confidential Information, any marketing or other materials relating to LCI, and any information regarding the internet protocol addresses for LCI Customers.

19.3 Upon termination of this Agreement by LCI, with or without cause, DIGEX shall cooperate and assist LCI with the conversion of LCI Customers to the new Internet service provider.

19.4 The Parties agree that upon termination of the Agreement, with or without cause, LCI shall continue to have the right to keep the Internet protocol addresses for all LCI Customers.

20.     Delay in Commencement Date.
        --------------------------

        If the Commencement Date is delayed beyond June 15, 1996, due to LCI, as determined by DIGEX in its reasonable discretion, either party may terminate its obligations under this Agreement on thirty (30) days' notice to the other party without liability hereunder.

21.     Non-Solicitation of Employees.
        -----------------------------

        In order to protect DIGEX's trade secrets and confidential information and to prevent the disclosure of important competitive information, LCI agrees that, during the term of this Agreement and for a period of six
        (6) months after its termination or expiration, it shall not, directly solicit employment of any person employed in a full-time position by DIGEX at that time, or who has been employed by DIGEX within the six-month period prior to the offer of employment. LCI agrees that this restriction is reasonable and necessary to protect proprietary information of DIGEX and, thus, a material term of this Agreement.

22.     Warranty Limitations.
        ---------------------

        a. DIGEX warrants that the Service furnished under the Agreement will be free from defects and delivered pursuant to the highest standards in the industry, and

        b. DIGEX had obtained and shall maintain full authority to grant the rights herein without the consent of any other person or entity.

                THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION TO ALL OTHER REMEDIES AT LAW AND IN EQUITY AVAILABLE TO IT. LCI SHALL HAVE THE RIGHT TO SEEK REPLACEMENT OF THE DEFECTIVE MATERIALS OR A REFUND OF THE PAYMENTS MADE BY LCI TO DIGEX FOR THE AFFECTED SERVICES AFTER LCI HAS PROVIDED DIGEX WITH A THIRTY (30) DAY PERIOD TO CURE.

23.     Indemnification and Limitation of Damages.
        ------------------------------------------

        In light of the rapidly changing regulatory environment applicable to Services and the technological limitations involved in the provision of Services, DIGEX will NOT be responsible for the following, provided, however, DIGEX is in full compliance with all applicable laws and fully satisfying industry standards required of other Internet Service providers: (a) protecting from unauthorized access LCI Customers' transmissions facilities or LCI Customer-owned premise equipment, or for alteration, theft or destruction of LCI or LCI Customers' data files, programs, or information through any means; or (b) claims or damages caused by a LCI Customer (including relating to the transmissions or storage of defamatory content), to a third party through fault or negligence to perform LCI Customers' responsibilities; claims against a LCI Customer by any other party, or any act of omission of any third party furnishing services or products to LCI Customers.

        Subject to the limitations of the previous paragraph, DIGEX shall agree to indemnify and hold LCI harmless from and against claims, damages and liabilities (including reasonable attorney's fees and costs) asserted by a third-party which result directly from any breach by DIGEX, or by any of its employees or agents, of this Agreement or any of its representations, covenants or obligations as provided for in this Agreement, or from any act or omission of that party, its employees and agents.

        Notwithstanding anything to the contrary in this Agreement or the EXHIBITS or Appendices hereto, in no event will either party be liable to the other party for special, indirect or consequential damages, under any theory of recovery, unless such damages are part of an award to a third party for which indemnification is properly due hereunder.

24.     Compliance with Law.
        --------------------

        LCI and DIGEX shall comply with all applicable laws, statutes, and regulations relating to the performance of their respective duties and obligations under this Agreement.

25.     Patent/Copyright Indemnification.
        ---------------------------------

        DIGEX shall defend and indemnify any suit or proceeding brought against LCI based on a claim of a third party that the Services or any part thereof (but not any information transmitted or stored by a customer or any third-party by using the Services) furnished by DIGEX constitutes an infringement of any United States patent or copyright, provided that DIGEX is notified promptly in writing and given authority, information and assistance (at DIGEX's expense) for the defense of such a suit or proceeding, and DIGEX will pay all damages and costs awarded against LCI. LCI will have the right to participate in the selection of counsel and any settlement negotiations. If a claim of infringement occurs and the use of Services is enjoined, DIGEX, at its expense, shall either (a) promptly replace and/or modify the Service(s) so that they become non-infringing; or (b) promptly contain the right for LCI to continue using the Service(s). In the event that DIGEX cannot satisfy (a) or (b) above, in addition to all other legal rights in law and equity available to LCI, DIGEX agrees to assist LCI in finding an alternative Internet service provider and to compensate LCI and its customers for the expenses associated in migrating the affected Service(s) to such new Internet services provider.

       EXCEPT AS EXPRESSLY SET FORTH HEREIN, DIGEX SHALL HAVE NO OTHER LIABILITY OR OBLIGATION TO LCI WITH RESPECT TO PATENT OR COPYRIGHT INFRINGEMENT MATTERS.

26.    General
       -------

26.1   Confidential Information. Should confidential or proprietary information
       ------------------------
       of either LCI or DIGEX be disclosed to the other party in the performance of this Agreement, the Party receiving such confidential or proprietary information (hereinafter "Recipient") hereby agrees to receive such information in confidence, and take such precautions as may be necessary to protect same from disclosure to others during the Term of this Agreement and for three (3) years following termination of this Agreement. Precautions taken shall be at least equivalent to Recipient's precautions with respect to its own confidential and proprietary information, but in no event less than a reasonable standard of care. ("Confidential Information") shall mean the proprietary and confidential data or information of a Party which is of tangible or intangible value to that Party and is not public information or is not generally known or available to that Party's competitors but is known only to that Party and those of its employees, independent contractors, consultants, customers or agents to whom it must be confidential in order to apply it to the uses intended, including, without limitation, information regarding that party's customers or prospective customers, marketing methods and business plans gained by the other Party.) Confidential Information shall not include information which (i) at the time of disclosure to Recipient is in the public domain through no acts or omission of Recipient, (ii) as shown by written records, as already known by Recipient, (iii) is revealed to Recipient by a third party who does not thereby breach any obligation of confidentiality and who discloses such information in good faith; or (iv) is disclosed pursuant to a legal obligation to disclose same to any governmental entity or pursuant to judicial or quasi judicial action (so long as Recipient gives disclosing Party prompt written notice sufficient to allow disclosing Party to seek a protective order or other appropriate remedy.) Recipient agrees to disclose only such confidential information as is legally required and will use its best efforts to obtain confidential treatment for any confidential or proprietary information so disclosed.

26.2 Each party acknowledges that the disclosing Party's information is proprietary, and agrees, that in the event of an unauthorized disclosure, the disclosing Party is entitled to seek equitable relief, including without limitation, specific performance and injunctions, in addition to any other remedies at law or equity.

26.3 Arbitration. All disputes concerning the terms and conditions of this Agreement shall be subject to binding arbitration of the American Arbitration Association ("AAA") subject to the rules of the AAA then in effect. The AAA shall decide, as required, on the number and identity of the arbitrators and the place of the arbitration. Judgement upon the award rendered in any arbitration may be entered in any court having jurisdiction of the matter.

26.4 Attorney's Fees. If any arbitration, litigation, or other legal proceeding occur between the Parties relating to this Agreement, the prevailing Party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees, incurred in the proceeding.

26.5    Notices. Unless otherwise expressly provided for, all notices, requests,
        -------
        demands, consents or other communications required or pertaining to this Agreement must be in writing and must be delivered personally or sent by certified or registered mail (postage prepaid and return receipt requested) to the other Party at the address set forth below (or to any other address given by either Party to the other Party in writing):

        TO:     DIGEX-Private Network Group
                6800 Virginia Manor Road
                Beltsville, Maryland 20705
                Attention: DIGEX/LCI PNC Senior Account Manager

        TO:     LCI International Telecom Corp.
                8180 Greensboro Drive, Suite 800
                McLean, Virginia 22102
                Attention: General Counsel

        In case of mailing, the effective date of delivery of any notice, demand, or consent shall be considered to be five (5) days after proper mailing.

26.6    Waiver and Amendment. No waiver, amendment, or modification of this
        --------------------
        Agreement shall be effective unless in writing and signed by the Party against whom the waiver, amendment, or modification is sought to be enforced. no failure or delay by either Party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy.

26.7    Benefit. Subject to the restrictions in this Agreement on the assignment
        -------
        by LCI, this Agreement is binding upon and insures to the benefit of the successors and assigns of the Parties.

26.8    No Third Parties' Rights. This Agreement is not for the benefit of any
        ------------------------
        third party and shall not be deemed to grant any right or remedy to any third party, whether or not referred to in this Agreement.

26.9    Headings. The SECTION and paragraph headings of this Agreement are
        --------
        intended as a convenience only, and shall not affect the interpretation of its provisions.

26.10   Singular and Plural Terms. Where the context of this Agreement requires,
        -------------------------
        singular terms shall be considered plural and plural terms shall be considered singular.

26.11   Severability. If any provision(s) of this Agreement is finally held by a
        -------------
        court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the intent of the Parties can be enforced.

26.12   Governing Law and Forum. The validity construction, and performance of
        -----------------------
        this Agreement is governed by the laws of New York. LCI agrees that this Agreement is considered to be entered into New York, and that all obligations of DIGEX under this Agreement are incurred in and are to be performed in New York. The Parties consent to personal jurisdiction in New York with respect to any arbitration or suit brought relating to this Agreement. The Parties waive all objections to venue to the extent permitted by law.

26.13   Relationship of the Parties. This Agreement does not constitute a
        ---------------------------
        partnership agreement, nor does it create a joint venture or agency relationship between the Parties.

26.14    Survivorship. All obligations and duties hereunder which shall by their
         ------------
         nature extend beyond the expiration or termination of this Agreement, including 21, 22, 23, 24, 25, and 26 shall survive and remain in effect beyond any expiration or termination hereof.

26.15    Force Majeure. Neither Party shall be responsible for any delay or
         -------------
         failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, action of civil or military authority, or act of God. In the event of any such delay, the time of performance that was delayed for such causes will be extended for a period equal to the time lost by reason of the delay.

26.16    Conflicting Terms. The Parties agree that the terms and conditions of
         -----------------
         this Agreement shall prevail, notwithstanding the contrary or additional terms, in any purchase order, sales acknowledgement, confirmation or any other document issued by either Party effecting the purchase and/or sale of Services.

26.17    Entire Agreement. This Agreement, including all appendices, constitutes
         ----------------
         the complete and final Agreement between the Parties, and supercedes all prior negotiations and agreements between the Parties concerning its subject matter. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute one original Agreement.

26.18    Escalation Procedures. Any customer service or operational system
         ---------------------
         problems will be handled by DIGEX in accordance with EXHIBIT "3".

IN WITNESS WHEREOF, the Parties have duly executed this Agreement this 29th day
                                                                       ----
of May, 1996.
   ---

Digital Express Group, Inc.                  LCI International Telecom Corp.

By: /s/ ANTHONY D. ALBERICO, JR.             By: /s/ LAWRENCE J. BOWMAN
    ----------------------------                 ------------------------
    Anthony D. Alberico, Jr.

Title:  Director of Sales                    Title: SVP Technology
      --------------------------                   ----------------------

Date: May 29 / 96                            Date: 5/29/96
     ---------------------------                  -----------------------

                                   Exhibit I
--------------------------------------------------------------------------------

                          PERFORMANCE SPECIFICATIONS
                          --------------------------

Performance Specifications Supplemental to Agreement. Timely performance of the obligations provided hereunder is of the essence; therefore failure to timely perform shall constitute a breach of the Agreement. Any credits received by LCI from DIGEX will reduce the Commitment (as defined in the Agreement).

Definitions

The following terms as used in the Agreement have the following meaning:

A. Month - A month is equivalent to a calendar month of the Term.

B. Customer Port - the access point where LCI Customers connect with DIGEX's Point of Presence ("POP").

C. Availability - The ability to utilize Services and successfully send and receive packets of data to and from the DIGEX POP/router to an Internet Network Access Point ("NAP")

D. Customer Port Availability - The total number of minutes of Availability of a Customer Port per Month divided by the total number of minutes in a Month.

E. Customer Port Downtime - The total number of minutes that a Customer Port does not have Availability per Month divided by the total number of minutes in a Month.

F. Monthly Network Availability - The sum of minutes that all Customer Ports have Availability divided by the number of minutes in a Month multiplied by the number of Customer Ports. Monthly Network Availability will be measured and determined by the mutually agreed upon network performance monitoring tool, Hewlett Packard Open View software, and/or measured by customer reported outages that are cause by DIGEX.

G. Yearly Network Availability - The average of the Monthly Network Availability determined for twelve (12) successive months as determined on a rolling basis.

I.    Provisioning

A.1. DIGEX will provide to LCI the services identified in Exhibit "2" (the "Services") at the corresponding rates (the "Rates") attached thereto.

A.2.  Access Service Types

DIGEX shall support both Frame Relay and Private Line access types at the full range of speeds from 56 kbps to 1.54 Mbps (56k, 128k, 129k, 256k, 384k, 512k, 768k, 1.54Mbps) (defined herein as "Access Service Types") and shall be responsible for the performance of all Network Backbone, Network Backbone equipment and transmission facilities from the DIGEX POP to the Internet NAP connection; provided, however, DIGEX shall not be responsible for failure caused by Force Majeure.

                                   Exhibit 1
--------------------------------------------------------------------------------

A.3           Throughput of Access Service Types

1.   "Throughput" is defined as follows:

              a) For each LCI Private Line Access Customer, DIGEX will provide a level of throughput at or greater than the Access Service Types.

              b) For each LCI Frame Relay Access Customer, DIGEX will support a level of throughput greater than or equal to the committed information rate ("CIR") which is entered on the LCI Customer order form at the time of initial order entry or when service modification orders are successfully processed and confirmed by DIGEX, provided that the failure of Throughput is not caused by a LCI network failure.

2. If DIGEX fails to meet the Throughput level requirements in any month of the Term, DIGEX will credit to LCI one hundred (100%) precent of the affected LCI Customers' monthly recurring charge for that month ("MRC") incurred by LCI Customers for utilization of Services.

A.4           Provisioning Intervals
              a) DIGEX shall provision the Services listed in Exhibit "2" within twenty business days (20) from the receipt of an order (such activity defined as "Provisioning"). For T-3 service (defined herein as a T-3 Leased Line), Provisioning shall be performed within a period of forty-five (45) business days. In the event that DIGEX fails to meet the Provisioning timeframe, and such failure is not the direct result of an Inaccurate Forecast by LCI, DIGEX will provide a credit to LCI equal to one hundred percent (100%) of the affected customers' installation fee billed to LCI. In the event that DIGEX fails to meet the Provisioning requirement for twenty-five percent (25%) or more of the LCI Customer orders in a given month for any three (3) months of the Term or in any two (2) consecutive months of the Term, such failure will constitute a material breach and LCI shall have the right to terminate the Agreement immediately. The only exception to the timeframes set forth above in Section A.4(a) is an "Inaccurate Forecast" (defined in Section D.1) by LCI. In the event of an Inaccurate Forecast, LCI Customers whose purchase of Services exceeds the one hundred fifteen percent (115%) sales forecast by LCI of Services (defined as "Sales Forecast Threshold") in a particular month for a particular Site shall be considered "Overflow Customers" and will receive Provisioning as follows:

                                (i) In the event that an Inaccurate Forecast directly causes a Router Shortfall (defined in Section D.1) during the Ramp Period, DIGEX will have sixty (60) business days to procure additional Router capacity and perform Provisioning (as opposed to the twenty (20) business day period generally applicable) for the Overflow Customers. If Provisioning is not performed for the Overflow Customers within sixty (60) business days, DIGEX will provide a credit to LCI equal to one hundred percent (100%) of the Overflow Customers' fees incurred for installation of Services ("Installation Fees").

                                (ii) In the event that an Inaccurate Forecast directly causes a Router Shortfall during
                                            *                 of the Term,
                                DIGEX will have a maximum of forty-five (45) business days to procure additional Router capacity and perform Provisioning (as opposed to twenty (20) business day period generally applicable) for the Overflow Customers. If Provisioning is not performed for the Overflow Customers within the forty-five (45) business days, DIGEX will provide a credit to LCI equal to one hundred (100%) percent of the Overflow of the Customers' Installation Fees.


* Confidential treatment
  Material omitted and filed separately with the Commission.

                                   Exhibit 1
--------------------------------------------------------------------------------

           b) All LCI Customers whose purchase of Services fall within the Sales Forecast Threshold will receive Provisioning of twenty (20) business days or DIGEX will be considered in breach of the Agreement.

II.  Maintenance

The Parties shall perform the following maintenance:

B.1        Customer Service Support for Trouble Resolution
           a) LCI shall provide first level support ("Tier 1"). Tier 1 consists of the following:
                  1.  First point contact for all LCI Customer problems;
                  2.  Resolution of all customer premises equipment-problems;
                  3.  Resolution of all customer circuit-related problems;
                  4. Resolution of all primary Domain Name Services ("DNS") problems; and
                  5.  Referral of trouble tickets to DIGEX.

           b) DIGEX shall provide second level support ("Tier 2"). Tier 2 consists of the following:
                  1. Acceptance of trouble tickets from LCI via electronic mail;
                  2. Resolution of all Internet Protocol routing-related problems;
                  3. Resolution of all Network Backbone and/or network elements (routers, bridges, switches) and related problems; and
                  4. Performance of all other maintenance services necessary for LCI Customers to procure and utilize the Services hereunder, as listed in Exhibit 2.

           c) From 8 a.m. to 8 p.m. daily, EST time, DIGEX shall respond to telephone calls or electronic trouble notification messages within fifteen (15) minutes; from 8:01 p.m. to 7:59 a.m., EST time, DIGEX must respond to telephone calls or electronic trouble notification messages within thirty (30) minutes. DIGEX will provide "Network Operations Center Support" (defined below) to LCI on a seven (7) days a week, twenty-four (24) hours a day, three hundred and sixty-five (365) days a year (cumulatively referred to as "24x7x365"). ("Network Operations Center Support" is defined as DIGEX's provisioning of customer service and/or network management support.)

B.2        Time to Repair Standards
           a) "Unmanned" Point of Presence ("POP") locations. ("Unmanned" means no personnel at the POP for repair) For Unmanned locations, DIGEX will repair the routers and all other elements needed for Services as follows:
                  1. Router Replacement: Not to exceed eight (8) hours if LCI is not providing diverse transmission paths;
                  2. Router Replacement: Not to exceed six (6) hours if LCI is providing diverse transmission paths; and
                  3.  All other Service Repair: Not to exceed six (6) hours.

           b) "Manned" POP Locations (including Hayward, California; Chicago, Illinois; Waynesville, Ohio; Atlanta, Georgia; Houston, Texas; Washington D.C. and New York, New York.) ("Manned" means personnel at the POP for repairs). The will be Manned 24x7x365 with the exception of Houston, Texas which will be Manned. Monday through Friday, 24x7x365. For Manned locations, DIGEX will repair the routers and all other elements needed for Services as follows:
                  1. Router Replacement: eight (8) hours if LCI is not providing diverse transmission paths;
                  2. Router Replacement: two (2) hours if LCI is providing diverse transmission paths; and

                                   Exhibit 1
--------------------------------------------------------------------------------

                 3.  All other Service Repair: two (2) hours.

        c). Failure of Network Backbone (defined in Section 1 of the Agreement): time to reroute-Not to exceed four (4) hours to reroute Services from the time of the failure of the Network Backbone.

        d). DIGEX shall credit one hundred (100%) percent of the MRC charge of LCI Customers affected by DIGEX's failure to meet the Time to Repair/Re-Route Standards provided above.

III. Service Performance Guarantees.

Network-Level Measurements.

C.1. Yearly Network Availability Target. DIGEX shall provide a Yearly Network Availability of at least ninety-nine and nine-tenths (99.9%) percent (defined as the "Yearly Network Availability Target"), but excluding from such calculation any Months that DIGEX, as the direct result of LCI's Inaccurate Forecast (as defined below), has failed to meet a Monthly Network Availability Target (defined below), or is in a cure period (as provided in C.3 below.) LCI may terminate the Agreement in accordance immediately for DIGEX's failure to meet the Yearly Network Availability Target.

C.2. Monthly Network Availability Target. DIGEX shall provide a Monthly Network Availability of ninety-nine and nine-tenths (99.9%) percent per month (defined as the "Monthly Network Availability Target") If DIGEX fails to meet the Monthly Network Performance Target and LCI did not
                                                                         ---
        provide DIGEX with an Inaccurate Forecast for that month, DIGEX shall credit to LCI one hundred (100%) percent of the MRC for all LCI Customers. If DIGEX fails to meet the Monthly Network Availability Target for three (3) Months of the Term or in any two (2) consecutive Months of the Term, and DIGEX's failure to meet the Monthly Network Availability Target was not the direct result of LCI submitting to DIGEX an Inaccurate Forecast, LCI may terminate the Agreement.

C.3. In the event that LCI has provided DIGEX with an Inaccurate Forecast for a Month, DIGEX shall meet the appropriate Revised Monthly Network Availability Target (as opposed to the Monthly Network Availability Target) based upon the discrepancy of LCI's actual sale of Services over the Sales Forecast Threshold per DIGEX POP per Month, and DIGEX shall have forty-five (45) business days from the day that the Sales Forecast Threshold was exceeded by one hundred and fifteen (115%) percent in a Month to meet the Monthly Network Availability Target; provided, in no event shall DIGEX's Monthly Network Availability fall below the Revised Monthly Network Availability Target. If either (a) DIGEX fails to meet the Monthly Network Availability Target after such forty-five (45) business day cure period, or (b) DIGEX'S Monthly Network Availability falls below the Revised Monthly Network Availability Target in a Month, such event shall be considered a "Monthly Network Performance Failure". In the event of a Monthly Network Performance Failure, DIGEX shall credit to LCI one hundred percent (100%) of the MRC for all LCI Customers. If the Monthly Network Performance Failure occurs for three
        (3) Months of the Term or two (2) consecutive Months, LCI may terminate the Agreement for material breach.

Customer-Level Measurements

Customer Port Availability Target. In addition to the Performance Specifications provided above, DIGEX shall meet the Customer Port AVailability of ninety-nine and nine-tenths (99.9%) percent per Month for all LCI Customers less scheduled Customer Port Downtime, and Customer Port Downtime shall not exceed thirty (30) consecutive minutes per Customer Port within a twenty-four (24) hour period (such

                                   Exhibit 1
--------------------------------------------------------------------------------

conditions shall be collectively defined as "Customer Port Availability Target".) If DIGEX fails to meet the Customer Port Availability Target, DIGEX will credit to LCI one hundred percent (100%) of all affected LCI Customers' port MRC for that month.


IV. Inaccurate Forecast

D.1. On a monthly basis, LCI shall provide DIGEX with a rolling three month sales forecast by Site to be used for forecast planning. If LCI exceeds its Sales Forecast Threshold (of one hundred fifteen percent (115%) in a Month for a particular Site), and as a direct result of such activity, DIGEX's Router is maximized to its full capacity so that it can no longer carry any additional LCI Customer traffic ("Router Shortfall"), such activity is referred to as an ("Inaccurate Forecast")

D.2.    "Revised Network Availability Target". As provided in Section C.3 of
        -------------------------------------
        this Exhibit, if LCI provided an Inaccurate Forecast, depending on the percentage of inaccuracy between the Sales Forecast Threshold and LCI's actual sale of Services per month per Site, DIGEX shall meet or exceed the Revised Monthly Network Availability Target for a forty-five (45) day period. After such forty-five (45) day period, DIGEX shall meet the Monthly Network Availability Target:


            (Sales Forecast Threshold)          Revised Network Availability
            --------------------------          ----------------------------
                                                          Target
                                                          ------
                    116-135%                               90%
                    136-140%                               85%
             equal to or greater than 140%                 80%

                            (Exhibit 2 Page 1 of 5)

DIGEX's LCI Price - Schedule II-A
DIGEX Port & Installation Fees

                               *            Discount Schedule
                  -------------------------------------------

LCI Standard Discount:
----------------------
                                                                        DIGEX List Price              L.C.I. Discount Price
                                  Minimum      Port speed/        Installation     Monthly          Installation     Monthly
     Service                        CTB        Burnt Rate              Fee        Recurring             Fee         Recurring
     -------                        ---        ----------              ---        ---------             ---         ---------
56 Kings Frame Relay               32 Kbps       56 Kbps                *             *                  *              *

T-I Frame Relay                    68 Kbps      128 Kbps                *             *                  *              *
                                   96 Kbps      193 Kbps                *             *                  *              *
                                  128 Kbps      256 Kbps                *             *                  *              *
                                  192 Kbps      386 Kbps                *             *                  *              *
                                  256 Kbps      512 Kbps                *             *                  *              *
                                  384 Kbps      768 Kbps                *             *                  *              *
                                  763 Kbps     1.52 Kbps                *             *                  *              *

56 Kbps Leased Line                56 Kbps       56 Kbps                *             *                  *              *

T-I Leased Line                  1.54 Mbps     1.56 Kbps                *             *                  *              *

Principal T-1                     125 Kbps                              *             *                  *              *
                                  192 Kbps                              *             *                  *              *
                                  256 Kbps                              *             *                  *              *
                                  384 Kbps                              *             *                  *              *
                                  512 Kbps                              *             *                  *              *
                                  768 Kbps                              *             *                  *              *

T-3 Leased Line                    45 Mbps       45 Kbps                *             *                  *              *

SMDS                             1.37 Mbps                              *             *                  *              *
                                    4 Mbps                              *             *                  *              *
                                   10 Mbps                              *             *                  *              *
                                   16 Mbps                              *             *                  *              *
                                   15 Mbps                              *             *                  *              *
                                   32 Mbps                              *             *                  *              *

FMS-Kiberum                        10 Mbps                              *             *                  *              *

FMS-Token Ring                      4 Mbps                              *             *                  *              *
                                   16 Mbps                              *             *                  *              *

L.C.I. Customer Resellar Rates:
-------------------------------

56 Kbps Leased Line                56 Kbps                              *             *                  *              *

T-3 Leased Line                  1.56 Mbps                              *             *                  *              *


L.C.I. Employment Dial Up Rates

     Monthly Users                     500          750         1000
     -------------                     ---          ---         ----
Activation without Help Desk            *            *            *
Monthly Access Fee                      *            *            *

* Confidential treatment
  Material omitted and filed separately with the Commission.

- SMDS T-3 & FMS are not available in all locations, please contact the LCI/DIGEX account team for availability.
- All Leased Line services include Domain Name Services, NNTP newsfeed and network addresses as required
- $100 fee InterNIC domain name registration is not included and is the sole responsibility of the end customers to the NIC
- DIGEX installation time is * business days, excluding Telco circuit installation

                                     DIGEX

                            (Exhibit 2  Page 2 of 5)

DIGEX's LCI  Discount Price - Schedule I-A
DIGEX Port & Installation Fees

                                                        *        Discount Schedule
                                                ----------------------------------

LCI Standard Discount:
----------------------
                                                                        DIGEX List Price               LCI Discount Price
                                  Minimum      Port speed/        Installation     Monthly          Installation     Monthly
     Service                        CTR        Burst Rate              Fee        Recurring             Fee         Recurring
     -------                        ---        ----------              ---        ---------             ---         ---------
56 Kbps Frame Relay                32 Bps        36 Kbps                *             *                  *              *

T-I Frame Relay                    64 Kbps      128 Kbps                *             *                  *              *
                                   96 Kbps      192 Kbps                *             *                  *              *
                                  128 Kbps      256 Kbps                *             *                  *              *
                                  192 Kbps      384 Kbps                *             *                  *              *
                                  254 Kbps      512 Kbps                *             *                  *              *
                                  384 Kbps      768 Kbps                *             *                  *              *

56 Kbps Leased Line                56 Mkps       56 Mkps                *             *                  *              *

T-I Leased Line                   134 Mbps      134 Mbps                *             *                  *              *

Fractional T-1                    128 Kbps                              *             *                  *              *
                                  192 Kbps                              *             *                  *              *
                                  234 Kbps                              *             *                  *              *
                                  384 Kbps                              *             *                  *              *
                                  512 Kbps                              *             *                  *              *
                                  768 Kbps                              *             *                  *              *

T-3 Leased Line                    45 Mbps       43 Mbps                *             *                  *              *

SMDS                             1.17 Mbps                              *             *                  *              *
                                    4 Mbps                              *             *                  *              *
                                   10 Mbps                              *             *                  *              *
                                   16 Mbps                              *             *                  *              *
                                   25 Mbps                              *             *                  *              *
                                   34 Mbps                              *             *                  *              *

FNS-Etherene                       10 Mbps                              *             *                  *              *

FNS-Token Ring                      4 Mbps                              *             *                  *              *
                                   16 Mbps                              *             *                  *              *

LCI  Customer Reseller Rates:
----------------------------

56 Kbps Leased Line                56 Kbps                              *             *                  *              *

T-I Leased Line                  1.54 ????                              *             *                  *              *

LCI Internal Employment Dial Up Rates
-------------------------------------

     Monthly Users                     500          750         1000
     -------------                     ---          ---         ----
Activation without Help Desk            *            *            *
      Monthly Access Fee                *            *            *

Activities without Help Desk            *            *            *
      Monthly Access Fee                *            *            *


* Confidential treatment
  Material omitted and filed separately with the Commission.

- SMDS, T-3, & FMS are not available in all locations, please contact the LCI/DIGEX account team for availability.
- All Leased Line services, Domain Name Services, NNTP newsfeed and network addresses as required
- $100 fee InterNIC Domain Name Registration is not included and is the sole responsibility of the end customers to the NIC
- DIGEX installation time is * business days, excluding Telco circuit installation

Appendix B                      (Exhibit 2 Page 3 of 5)

DIGEX's LCI Price - Schedule III - A
DIGEX Part & Installation Fees

                                                             *         Discount Schedule
                                                    ------------------------------------

LCI Standard Discount:                                              DIGEX List Price                  LCI Discount Price
----------------------
                                  Minimum       Port Speed       Installation       Monthly       Installation       Monthly
       Service                      CIR         Burst Rate           Fee           Recurring          Fee           Recurring
       -------                      ---         ----------           ---           ---------          ---           ---------
56 Kbps Price Relay              32 Kbps         56 Kbps              *                *               *                *

T-1 Frame Relay                  65 Kbps        125 Kbps              *                *               *                *
                                 96 Kbps        192 Kbps              *                *               *                *
                                128 Kbps        256 Kbps              *                *               *                *
                                198 Kbps        334 Kbps              *                *               *                *
                                256 Kbps        512 Kbps              *                *               *                *
                                321 Kbps        768 Kbps              *                *               *                *
                                768 Kbps       1.54 Kbps              *                *               *                *

58 Kbps Leased Line             56 Kbps          56 Kbps              *                *               *                *

T-1 Leased Line               1.50 Mbps        1.54 Kbps              *                *               *                *

Fractional T-1                 128 Kbps                               *                *               *                *
                               192 Kbps                               *                *               *                *
                               256 Kbps                               *                *               *                *
                               384 Kbps                               *                *               *                *
                               312 Kbps                               *                *               *                *
                               768 Kbps                               *                *               *                *

T-3 Leased Line                 45 Mbps          45 Mbps              *                *               *                *

SMDG                          1.17 Mbps                               *                *               *                *
                                 4 Mbps                               *                *               *                *
                                10 Mbps                               *                *               *                *
                                16 Mbps                               *                *               *                *
                                25 Mbps                               *                *               *                *
                                34 Mbps                               *                *               *                *

FRS - Ethernet                  10 Mbps                               *                *               *                *

FMS - Token Ring                 4 Mbps                               *                *               *                *
                                16 Mbps                               *                *               *                *

LCI Customer Reseller Rates:
---------------------------

36 Kbps Leased Line             56 Kbps                               *                *               *                *

T-1 Leased Line               1.54 Mbps                               *                *               *                *


LCI Internal Employee Dial Up Rates:

          Monthly Users                500            750            1000
          -------------                ---            ---            ----
Activation Without Help Desk            *              *               *
Monthly Access Fee                      *              *               *

- SMDS T-3 & FMS are not available in all locations, please contact the LCI/DIGEX account team availability.
- All Leased Line services include Domain Name Services NMTP newsfeed and network addresses as required.
- $100 fee InterNIC domain name registration is not included and is the sole responsibility of the end customers to the NIC.
- DIGEX installation time is * business days, excluding Telco circuit installation.

-----------
*Confidential treatment
 Material omitted and filed separately with the Commission.

Appendix B
                                                           Exhibit 2 Page 4 of 5
DIGEX's LCI Price - Schedule I-B
DIGEX Server Fees

DIGEX Internet Servers
Service includes:

Hardware Configuration Options:
-------------------------------

                                                     LCI             LCI
                                                    Price          Monthly
Hardware Platform       Memory/Disk               Equipment       Recurring
-----------------       -----------               ---------       ---------
Sun 3/60                4 MB RAM/50 MB                *               *
Sun 3/60                12 MB RAM/100 MB              *               *
Sun Sparc Station 2     16 MB RAM/1 GB                *               *
Sun Sparc Station 2     32 MB RAM/2 GB                *               *
Sun Sparc Station 5     32 MB RAM/2 GB                *               *
Sun Sparc Station 5     64 MB RAM/4 GB                *               *
Custom configuration available upon request.


Dedicated tape backup                                 *               *
Dedicated CD-ROM drive                                *               *

Server Software Options:
Additional Network Server Software:
-----------------------------------
                        World Wide Web (WWW) server   *               *
                        anonymous FTP server          *               *
                        Gopher server                 *               *
                        POP3 mail server              *               *
                        Mailing list Server           *               *

Server Management Options:
--------------------------
                        Root access privilege
                         (privileged user)            *               *
                        Initial domain name
                         (domain.com)
                        Additional domain names
                         (domain2.com)                *               *
                        Temporary CD-ROM drive        *               *
                        CD-ROM mounting               *               *

                        User Accounts (on the
                         DIGEX Server)
                        Administrative account        *               *
                        Additional accounts
                         (configured by user)
                             Telnet access            *               *

*DIGEX's pricing is subject to change with      *      written notice to LCI.

-----------
*Confidential treatment
 Material omitted and filed separately with the Commission.

DIGEX's LCI Price - Schedule 1-C
DIGEX's Firewall/Software Services

Raptor Eagle TM Firewall Security Solutions
-------------------------------------------

Complete, proven firewall solutions using the Raptor Eagle Firewall product family. Includes hardware, software, two day on-site installation (subject to city location) and 30 day customer support (phone and e-mail).

Eagle Firewall Hardware Platform Sun SPARC 4 model 110 (new) or a Sun SPARC 2 (refurbished). Both systems come with a one year warranty and are configured with 32 MB RAM, 1 GB disk drive, CD-ROM, 5 GB 4mm DAT tape drive, two ethernet interfaces, 15" color monitor, keyboard, floppy drive. Other platforms (call your DIGEX Rep. for availability). Installation does not include travel time or additional expenses.

Windows NT version available on 133 MHz Pentium with 32MB RAM, 1 GB disk drive, CD-ROM, two ethernet interface, 14" color monitor, keyboard, floppy drive, SGB DAT tape drive optional.

                             Sun SPARC2       Sun SPARC4       Pentium
                                LCI              LCI         (WINDOWS NT)
  Eagle Firewall               Price            Price         LCI Price
  --------------             ----------       ----------     ------------
50 users                           *               *                  *
200 users                          *               *                  *
unlimited users                    *               *                  *

Eagle Enterprise Firewall
-------------------------
50 users
200 users
unlimited users

Eagle LAN
---------
Unlimited users                    *               *                  *

Eagle Remote
------------
50 users                           *               *                  *
200 users                          *               *                  *
unlimited users                    *               *                  *

Eagle Nomad/Eagle Desk
----------------------
                                                                      *

HOT XXXXX Systems
-----------------
Clone of primary firewall systems, used as an on-site "hot" swap spare. Includes hardware, software, installation, and training on hot spare implementation procedures.

Eagle Firewall Hot XXXXX
------------------------
50 users                            *                 *               *
200 users                           *                 *               *
unlimited users                     *                 *               *

Eagle Enterprise Firewall Hot XXXXX
-----------------------------------
50 users                            *               *
200 users                           *               *
unlimited users                     *               *

Annual Hardware Maintenance Programs
------------------------------------
1 year hardware warranty included with all Eagle Firewall product to SPARC 4 hardware support program offered by Sun Microsystem. SPARC 2 hardware support is provided via third party.

                                    *                *

Annual Software Maintenance Programs
------------------------------------
                                Eagle                  Eagle             Eagle
                                (UNIX)   Eagle (NI)    Enterprises       Remote
                                ------   ----------    -----------       ------
Eagle 50 users                    *           *             *               *
Eagle 200 users                   *           *             *               *
Eagle unlimited users             *           *             *               *
Eagle LAN                         *           *             *               *
Eagle Nomad/Desk

                                                                            *
DIGEX. XXXXX

Firewall XXXXX is included with an Eagle or Eagle Enterprise firewall purchase.

*DIGEX's pricing is subject to change with *  written notice to LCI.

-----------
*Confidential treatment
 Material omitted and filed separately with the Commission.

                           (Exhibit 3  Page 1 of 2)

                        DIGEX Private Network Customer
                             Escalation Procedures

Overview
This plan has been established to provide DIGEX procedures for notifying higher management of customer service or operational system problems. This escalation procedure may also apply to installation of new customer services. DIGEX customer, backbone, & operational system problems are tracked in the DIGEX trouble reporting system. If DIGEX has determined that the problem is due to customer equipment or premises wiring changes, escalation procedures may be halted. The following information will be tracked on all troubles:

              Name of person at DIGEX NOC
              Customer name/location
              Circuit ID
              Trouble Start time
              Description of trouble
              Category or Escalation Stage
              Name of LEC/Inter-exchange carrier DNCC person & call back # Log of current status, vendor commitments, and required action
                (time stamped)
              Service restoration time

Outages Categories:

           A. Individual Private Network Customer (PNC) Network Facility Outage
           B. Critical Network Facility Outage (multiple customers, backbone, or facility/network outage.
           C. Routing Failure.

A. Individual Private Network Customer Network Facility Outage
           1. DIGEX NOC technician immediately detects alarm which indicates that a customer's circuit is down. Technician ascertains if trouble is isolated to an individual client. If outage impacts a DIGEX backbone/systems failure, escalate immediately to (B) critical outage status. Clock starts for outage.
           2. Within 10 minutes, DIGEX e-mails PNC NOC to notify that an outage has been detected on a PNC customer circuit.

B. Critical Network Facility Outage
Applies to DIGEX backbone network facilities or host/backbone circuits which support multiple customer's (e.g. FR or leased line backbone circuits) and/or other network elements (router, bridge, switch, etc.).

            1. DIGEX NOC technician immediately detects alarm which indicates an outage of a DIGEX network backbone facility or element (impacting multiple customers).
            2. Immediately, DIGEX technician contacts:
               -FR/SMDS "host/stub" circuit: LEC or Inter-exchange carrier -FDDI; LEC
               -DS1/DS3 backbone circuit:  LEC or inter-exchange carrier, systems organization & DIGEX Telecom Department (if necessary)
                   *DIGEX router/network equipment:  DIGEX systems
            3. With vendor technician on line, ascertain if DNCC sees LMI on line. If not, request dispatch on circuit. If LMI is seen, ascertain if PVC is active. If not, re-build of PVC by DNCC (Frame Relay/SMDS). Ongoing trouble log update.
            4. Within 30 minutes, immediately escalate to Stage 2 (DIGEX escalation) customer service manager, telacom manager and systems manager (off duty). Escalate to vendor operations manager/supervisor. If outage impacts dial up service, notify help desk. Help desk should update systems status message. Customer notification will begin. Ongoing trouble log update.

                            (Exhibit 3 page 2 Of 2)
                                                 DIGEX PNC Escalation Procedures
--------------------------------------------------------------------------------
        5. Within 1 hour, escalate to Stage 3 (DIGEX escalation) customer service director.- Customer service director or systems manager may escalate to other vendor resources such as the service manager. NOC or telecom my halt escalation to customer service director if vendor has identified problem and has given ETR of less than 1 hour. NOC or telecom may also escalate immediately to service manager or third tier technical support if necessary. Update customer(s), help desk (if appropriate) & ongoing trouble log update.
        6. If NOC or telecom halted escalation, but ETR has exceeded 1 hour, then escalation to DIGEX stage 3 (customer service director) must continue.
        7. Within 2 hours, Customer Service Director or Systems Manager will escalate internally to stage 4 (DIGEX escalation) DIGEX upper management (COO). Upper Management to ensure that adequate resources are available to assist trouble isolation & restoration. Further escalation within the vendors technical resource organization is at the discretion of the DIGEX customer services director, systems manager or upper management and the vendor service manager or third tier technical support. Update customer(s) & help desk (for dial up). Ongoing update log.
        8. Upon service restoral, stop clock, change systems status message (help desk) & notify customer(s). Update log, including explanation of root cause. Update customers on root cause of outage. Ensure that service has been restored.
        9. If outage was escalated to customer service director, an outage notification will be provided to the appropriate Sales Manager and Upper Management (COO & CEO) which explains the outage duration and root cause. If outage impacted dial up customers, post to DIGEX.GEN.

C. DIGEX Routing Failures
        1. Within 10 minutes DIGEX NOC technician escalates critical routing failures which are global (i.e. routing is not going anywhere) to stage 2 (DIGEX escalation). This includes notification of the Systems Manager & Technical Specialist. The Customer Services Manager is also informed of routing failures. Identify specialist and escalate involvement. Open ticket.
        2. Within 2 hours, escalate to Stage 3 (DIGEX) Customer Service Director. Customer notification will begin. Ongoing trouble log update. Inform upper management (COO) as necessary. Systems Manager may halt escalation process if trouble has been isolated and ETR is less than 1-2 hours. ETR that exceeds 2 hours must be escalated to Director. Director will notify upper management COO as appropriate.
        3. Non-critical routing failures will be addressed for swift problem resolution (and possible referral to other providers/customer) if isolated to other network provider networks.
        4. Upon service restoral, stop clock & notify customer(s). Update log, including explanation of root cause.
        5. If outage was escalated to customer service director, an outage notification will be provided to the appropriate Sales Manager and Upper Management (C00 & CEO) which explains the outage duration and root cause.